Exhibit 10-n-2

Schedule of Executives of the Company who are a party to the Change of Control Agreement:

Three-Year Agreement

1.	Clayton M. Jones

2.	Barry M. Abzug

3.	Patrick E. Allen

4.	John-Paul E. Besong

5.	Gary R. Chadick

6.	Bruce M. King

7.	Ronald W. Kirchenbauer[1]

8.	Nan Mattai

9.	Robert K. Ortberg

10.	Kent L. Statler

11.	Robert A. Sturgell

Two-Year Agreement

1.	David H. Brehm

2.	Philip J. Jasper

3.	Colin R. Mahoney

4.	Martha L. May

5.	Marsha A. Schulte

6.	Douglas E. Stenske

1Set to expire upon Mr. Kirchenbauer's retirement on or about April 30, 2013.